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                                                                  EXHIBIT 10(t)

                                   AMENDMENT
                                      TO
                                 PENSION PLAN
                                      OF
                          NEWMONT MINING CORPORATION


                          THIS AMENDMENT to the Pension Plan of Newmont Mining
Corporation (the "Pension Plan") is executed this 15th day of December, 1993, to be effective as of the dates set forth below.

                                    RECITALS

                          1.      Newmont Mining Corporation, a Delaware
corporation (the "Corporation"), previously established and currently maintains the Pension Plan.

                          2.      Section 9.1 of the Pension Plan provides that
the Board of Directors of the Corporation may modify or amend the Pension Plan at any time and from time to time. Pursuant to that right and power so reserved to the Board of Directors of the Corporation, the Pension Plan is hereby amended, as set forth below, effective as of the dates set forth below.

                                   AMENDMENT

                          1.      Effective as of January 1, 1993, Section 1.20
is hereby amended by the insertion, immediately following the first sentence thereof, of the following:

                          "If any portion of a bonus is paid in the form of Company stock, such portion of the bonus will only be included in Salary to the extent that the Participant does not forfeit the stock. The value of the stock shall be the value assigned by the Board of Directors when the stock is awarded."

                          2.      Effective as of January 1, 1993, Section 4 is
hereby amended by the addition of the following new Section 4.7:

                          "4.7   Direct Rollover Election.

                                  (a)    A Participant, an Alternate Payee who
                          is the spouse or former spouse of a Participant, or a surviving spouse of a deceased Participant (collectively, the "distributee") may direct the Trustee to pay all or any portion of his "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." Within a reasonable period of time before an eligible rollover distribution, the Administration Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section
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                          402(f).  If a distribution is one to which sections
                          401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)- 11(c) of the Income Tax Regulations is given, provided that:

                                        (1) the plan administrator clearly
                          informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                                        (2) the Participant, after receiving
                          the notice, affirmatively elects a distribution.

                          For purposes of the foregoing sentence, a distributee is treated as a Participant.

                                  (b) An "eligible rollover distribution" is any distribution or in-service withdrawal other than
                          (i) distributions required under Code section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans), (iii) installment payments in a series of substantially equal payments made at least annually and (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or life expectancy of the distributee and his designated beneficiary, or (iv) any other actual or deemed distribution specified in the regulations issued under Code section 402(c).

                                  (c)    For a Participant or an Alternate
                          Payee who is the spouse or former spouse of a former or current Participant, an "eligible retirement plan" is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions. For a surviving spouse of a deceased Participant, an "eligible retirement plan" is an individual retirement account or annuity.

                                  (d)    A "direct rollover" is a payment by
                          the Trustee to the eligible retirement plan specified by the distributee.

                                  (e)    An "Alternate Payee" is a former or
                          current Participant's spouse, former spouse, child, or other dependent who is recognized by a qualified domestic relations order (within the meaning of Code section 414(p)) as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to the Participant or former Participant."

                          IN WITNESS WHEREOF, this Amendment has been executed
the date and year first set forth above.

                                           NEWMONT MINING CORPORATION

ATTEST:

______________________________             By:__________________________